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                                                                   Exhibit 99.1

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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
R                                     APEX INC.
O
X                        SPECIAL MEETING OF SHAREHOLDERS
Y
                                        , 2000

      The undersigned shareholder of Apex Inc., a Washington corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of
Shareholders and Joint Proxy Statement/ Prospectus, each dated           ,
2000, and hereby appoints Barry L. Harmon and Samuel F. Saracino, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at
the Special Meeting of Shareholders of Apex Inc., to be held on          ,
2000, at 9:00 a.m., Pacific Standard Time, at                     and at any
continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSAL TO MERGE WITH A SUBSIDIARY OF AEGEAN SEA INC. AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

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COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON THE REVERSE SIDE
                                 (Continued and to be signed on reverse side)

                         (FOLD AND DETACH HERE)

                             [LOGO OF APEX]

                    SPECIAL MEETING OF SHAREHOLDERS

                                    , 2000
                              9:00 a.m.

                                Apex Inc.
                          9911 Willows Road NE
                        Redmond, Washington 98052

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THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE FOLLOWING PROPOSALS.

                                               Please Mark   /X/
                                               your votes as
                                               indicated in
                                               this example

1. Proposal to approve the Agreement and Plan of       FOR    AGAINST    ABSTAIN
   Reorganization, dated as of March 8, 2000, by       / /      / /        / /
   and among Apex Inc., Cybex Computer Products
   Corporation and Aegean Sea Inc., and the merger of a wholly-owned subsidiary of Aegean
   Sea Inc. with and into Apex Inc.

2.  The proxies are authorized to vote in their        FOR    AGAINST    ABSTAIN
    discretion upon such other business as may         / /      / /        / /
    properly come before the meeting.

               I PLAN TO ATTEND THE MEETING                            / /

               COMMENTS/ADDRESS CHANGE                                 / /
               Please mark this if you have written
               comments/address on the reverse side

Signature ____________________ Signature ____________________ Date ____________
(This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)


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